                                                                       Exhibit 4

                                                                 ABRAHAM LINCOLN
                                                                      XX-0123456
-Registered Trademark-[LOGO]  LINCOLN NATIONAL
                              LIFE INSURANCE CO.
                              ----------------------------
                    A part of LINCOLN NATIONAL CORPORATION

                               (a Stock Company)


                                ANNUITY CONTRACT


                 FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY OR

                VARIABLE AND MARKET VALUE ADJUSTED FIXED ANNUITY

                            BENEFIT PAYMENT OPTIONS

                                NONPARTICIPATING


The Lincoln National Life Insurance Company (LNL) agrees to provide the benefits and other rights described in this Contract in accordance with the terms of this Contract.

READ THIS CONTRACT CAREFULLY. This is a legal contract between the Owner and LNL. We want to be sure you understand the features and benefits contained in this Contract. IT IS THEREFORE IMPORTANT THAT YOU READ YOUR CONTRACT CAREFULLY. If you have any questions after reading the Contract, we hope you will contact your representative or the Home Office of LNL.

NOTICE OF 10-DAY RIGHT TO EXAMINE CONTRACT. WITHIN 10 DAYS AFTER THIS CONTRACT IS FIRST RECEIVED, IT MAY BE CANCELLED FOR ANY REASON WITHOUT PENALTY (E.G., THE SALES CHARGE WILL BE RETURNED AND NO MARKET VALUE ADJUSTMENT WILL APPLY) BY DELIVERING OR MAILING IT TO THE REPRESENTATIVE THROUGH WHOM IT WAS PURCHASED OR TO THE HOME OFFICE OF LNL. UPON CANCELLATION, LNL WILL RETURN THE VALUE OF ANY GROSS PURCHASE PAYMENTS MADE TO THE VARIABLE ACCOUNT, THE GUARANTEED INTEREST ACCOUNT AND/OR THE DCA FIXED ACCOUNT OF THE CONTRACT.

PAYMENTS AND VALUES BASED ON THE GUARANTEED INTEREST ACCOUNT (INCLUDING TRANSFERS, WITHDRAWALS, SURRENDER, AND/OR ANNUITIZATION) MAY BE SUBJECT TO A MARKET VALUE ADJUSTMENT, WHICH MAY RESULT IN UPWARD OR DOWNWARD ADJUSTMENTS IN AMOUNTS PAYABLE TO THE OWNER.

ALL PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT, WHEN BASED ON INVESTMENT EXPERIENCE OF THE VARIABLE ACCOUNT, ARE VARIABLE (THE AMOUNT MAY INCREASE OR DECREASE), AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT (SEE PAGES 6
AND 12).

Signed for The Lincoln National Life Insurance Company at its Home Office located at 1300 South Clinton Street, Fort Wayne, Indiana 46802.

/s/ Jon A. Boscia                       /s/ Kathleen Peterson

JON A. BOSCIA, PRESIDENT                KATHLEEN PETERSON, SECOND VICE PRESIDENT


Form 29266

                               TABLE OF CONTENTS


ARTICLE                                                                     PAGE

   1    DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

   2    PURCHASE PAYMENTS, OPTIONS AND BENEFITS. . . . . . . . . . . . . . . 5

   3    ANNUITY PAYMENT OPTIONS. . . . . . . . . . . . . . . . . . . . . . .12

   4    BENEFICIARY. . . . . . . . . . . . . . . . . . . . . . . . . . . . .14

   5    GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . .14

   6    ANNUITY PURCHASE RATES UNDER A VARIABLE PAYMENT OPTION . . . . . . .16

   7    ANNUITY PURCHASE RATES UNDER A FIXED PAYMENT OPTION. . . . . . . . .17


Form 29266

                                    CONTRACT DATA


                      Contract Number          XX-0123456

                            Annuitant          Abraham Lincoln

                         Age at Issue          35

                        Contract Date          April 1, 1989

               Gross Purchase Payment          $100,000

           Purchase Payment Frequency          Flexible

                        Maturity Date          April 1, 2044



Owner

Abraham Lincoln


Beneficiary Designation

PLEASE REFER TO THE CLIENT INFORMATION PROFILE FOR BENEFICIARY DESIGNATION


VARIABLE ACCOUNT

There are currently [ten] Variable Sub-accounts in the Variable Account available to the Owner. The Owner may direct Net Purchase Payments under the Contract to any of the available Variable Sub-accounts, subject to limitations. The amounts allocated to each Variable Sub-account will be invested at net asset value in the shares of one of the Funds of the American Variable Insurance Series (Series). The Funds are:

1.  [Growth Fund]
2.  [International Fund]
3.  [Global Growth Fund]
4.  [Growth-Income Fund]
5.  [Asset Allocation Fund]
6.  [High-Yield Bond Fund]
7.  [Bond Fund]
8.  [U.S. Government/AAA-Rated Securities Fund]
9.  [Cash Management Fund]
10. [Global Small Cap Fund]
11. Other funds made available by LNL

See Section 2.03 for provisions governing any limitations, substi-tutions or elimination of Funds.


Form 29266                              Page 3

GUARANTEED INTEREST ACCOUNT

There are currently [five] fixed Guaranteed Periods available to the Owner. The Owner may direct Net Purchase Payments under the Contract to any of the available Guaranteed Periods, subject to limitations. The Guaranteed Periods available under this Contract are:

1. [1 year]
2. [3 year]
3. [5 year]
4. [7 year]
5. [10 year]
6. Other Guaranteed Periods made available by LNL

See Section 2.05 and Section 2.06 regarding Guaranteed Interest Account and Crediting of Interest on Guaranteed Interest Account



SALES CHARGE

For purposes of determining the Sales Charge associated with this Con-tract, the following table will be used.

                                                        Sales Charge as a percentage
Owner's Investment (as defined in Section 2.13)          of Gross Purchase Payment
------------------                                       -------------------------
Less than $50,000                                                   5.75%

$50,000 or greater but less than $100,000                           4.50%

$100,000 or greater but less than $250,000                          3.50%

$250,000 or greater but less than $500,000                          2.50%

$500,000 or greater but less than $1,000,000                        2.00%

$1,000,000 or greater                                               1.00%


Form 29266                             Page 3a

ARTICLE 1
DEFINITIONS

1.01

ACCUMULATION UNIT - A unit of measure used to calculate the variable Contract Value during the accumulation period.

1.02

ANNUITANT OR JOINT ANNUITANT -- The person(s) upon whose life the annuity benefit payments made after the Annuity Commencement Date will be based.

 1.03

ANNUITY COMMENCEMENT DATE -- The Valuation Date when the Contract Value, adjusted by applicable Market Value Adjustments, is initially withdrawn for payment of annuity benefits under the Annuity Payment Option selected.

1.04

ANNUITY PAYMENT OPTION -- An optional form of payment of annuity benefits provided for under this Contract.

1.05

ANNUITY UNIT -- A unit of measure used after the Annuity Commencement Date to calculate the amount of each variable annuity benefit payment.

1.06

BENEFICIARY -- The person or entity designated by the Owner to receive the Death Benefit, if any, payable upon the death of the Owner.

1.07

CODE -- The Internal Revenue Code (IRC) of 1986, as amended.

1.08

CONTRACT -- The agreement, between LNL and the Owner, in which LNL provides a variable and/or a market value adjusted fixed annuity.

1.09

CONTRACT VALUE -- The sum of the values of all the Accumulation Units at a given time and the value of the Guaranteed Interest Account and DCA Fixed Account attributable to this Contract.

1.10

CONTRACT YEAR -- Each twelve month period starting with the Contract Date on your Contract Data Pages.

1.11

DCA FIXED ACCOUNT -- An identifiable account, established to accept Net Purchase Payments or transfers of Contract Value, that may only be used for Dollar Cost Averaging purposes. The DCA Fixed Account is a part of the General Account of LNL.

1.12

DEATH BENEFIT -- The amount payable to the Owner's designated Beneficiary upon death of the Owner.

1.13

DOLLAR COST AVERAGING (DCA) -- An option that allows automatic transfers of Net Purchase Payments or Contract Value in equal periodic installments over a defined period in accordance with LNL procedures. The transfers are from the DCA Fixed Account or Variable Sub-account(s) made available by LNL for this purpose to one or more Variable Sub-account(s) or Guaranteed Period Sub-accounts available under this Contract and selected by the Owner. Any interest credited or other gains, if any, attributable to the DCA Fixed Account or Variable Sub-account will be transferred with the final DCA transfer.

1.14

EXPIRATION DATE(S) -- The date(s) on which the Guaranteed Period(s) of the Guaranteed Interest Account, if any, will end.

1.15

FUND -- Any of the underlying investment options available in the Series in which Net Purchase Payments are invested through the Variable Account.

1.16

GENERAL ACCOUNT -- An account consisting of all assets owned by LNL other than those assets in segregated investment accounts.

1.17

GROSS PURCHASE PAYMENT -- Amounts paid into this Contract before deduction of Sales Charge.

1.18

GUARANTEED INTEREST ACCOUNT -- The segregated investment account into which LNL sets aside and invests assets allocated to Guaranteed Period
Sub-accounts.

1.19

GUARANTEED INTEREST RATE -- The effective annual rate of interest LNL guarantees to credit on Net Purchase Payments or Contract Value allocated to each Guaranteed Period Sub-account.


Form 29266                              Page 4

1.20

GUARANTEED PERIOD -- The length, in years, of the period during which an initial or subsequent Guaranteed Interest Rate will be credited. The Guaranteed Period is selected by the Owner from those made available by LNL at the time of selection.

1.21

GUARANTEED PERIOD SUB-ACCOUNT -- That portion of the Guaranteed Interest Account which accepts Net Purchase Payments or transfers for each Guaranteed Period at each Guaranteed Interest Rate.

1.22

HOME OFFICE -- The principal office of LNL located at 1300 South Clinton Street, Fort Wayne, Indiana 46802, or an institution designated by LNL.

1.23

LNL -- The Lincoln National Life Insurance Company.

1.24

MATURITY DATE -- The date specified on the Contract Data Pages of this
Contract.

1.25

NET ASSET VALUE PER SHARE -- The market value of a Fund or Series share calculated each day by taking the closing market value of all securities owned, adding the value of all other assets (such as cash), subtracting all liabilities, and then dividing the result (total net assets) by the number of shares outstanding.

1.26

NET PURCHASE PAYMENT -- An amount equal to the Gross Purchase Payment less the Sales Charge. The Net Purchase Payment is the amount allocated into the Guaranteed Interest Account, the DCA Fixed Account and/or the Variable Account.

1.27

OWNER OR JOINT OWNER -- The individual(s) or entity who exercise rights of ownership under this Contract.

1.28

QUALIFIED PLAN -- A retirement plan qualified for special tax treatment under the Internal Revenue Code of 1986, as amended, including Sections 401, 403, 408, 408A and 457. All other plans are considered Non-Qualified.

1.29

SALES CHARGE -- A charge deducted from each Gross Purchase Payment prior to allocation into the Guaranteed Interest Account, the DCA Fixed Account and/or the Variable Account, expressed as a percentage of the Gross Purchase Payment.

1.30

SERIES -- American Variable Insurance Series, the mutual fund(s) into which Net Purchase Payments allocated to the Variable Account are invested.

1.31

VALUATION DATE -- Close of the market on each day that the New York Stock Exchange is open for business.

1.32

VALUATION PERIOD -- The period commencing at the close of business on a particular Valuation Date and ending at the close of business on the next succeeding Valuation Date.

1.33

VARIABLE ACCOUNT -- The segregated investment account into which The Lincoln National Life Insurance Company sets aside and invests the assets allocated to the Variable Sub-account(s) selected by the Owner.

1.34

VARIABLE SUB-ACCOUNT -- That portion of the Variable Account which invests in shares of a particular Fund in the Series. There is a separate Variable Sub-account for each particular Fund.

ARTICLE 2

PURCHASE PAYMENTS, OPTIONS, AND BENEFITS

2.01 WHERE PAYABLE

All Gross Purchase Payments must be made to LNL at its Home Office.

2.02 AMOUNT AND FREQUENCY

Gross Purchase Payments are made in an amount and at the frequency shown on the Contract Data Pages. The Owner may change the frequency or amount of Gross Purchase Payments subject to LNL's rules in effect at the time of the change.

The minimum initial Gross Purchase Payment is $1,500 for NonQualified Plans and $300 for Qualified Plans. The minimum annual amount of subsequent Gross Purchase Payments is $300 for either Non-Qualified Plans or Qualified Plans. The minimum payment to the Contract at any one time must be at least $25.00 if transmitted electronically; otherwise the minimum amount is $100.00.

Gross Purchase Payments may be made until the earliest of the Annuity Commencement Date, the surrender of the Contract, Maturity Date or death of

Form 29266                              Page 5
the Owner, or Joint Owner, that results in payment of any Death Benefit.

2.03 VARIABLE ACCOUNT

Net Purchase Payments under the Contract may be allocated to the Lincoln National Variable Annuity Account H (Variable Account) of the Contract. The Variable Account is for the exclusive benefit of persons entitled to receive benefits under variable annuity contracts. The Variable Account will not be charged with the liabilities arising from any other part of LNL's business.

The Owner may direct Net Purchase Payments under the Contract to any of the then available Variable Sub-accounts subject to the following limitations:

1) the allocation to any one Variable Sub-account must be at least $20.

2) If the Owner elects to direct Net Purchase Payments to a new Variable Sub-account not previously selected, that election must be made in writing to LNL or may be made by telephone transfer provided LNL has received the appropriate authorization from the Owner for telephone transfers in accordance with LNL procedures.

The amounts allocated to each Variable Sub-account will be invested at net asset value in the shares of one of the Funds of the American Variable Insurance Series (Series). The Funds are shown on the Contract Data page.

Subject to any required regulatory approvals, LNL reserves the right to eliminate the shares of any Fund and substitute the shares of a different Fund or investment company or mutual fund if the shares of a Fund are no longer available for investment, or, if in the judgment of LNL, further investment in any Fund should become inappropriate in view of the purposes of the Contract. LNL may add a new Variable Sub-account in order to invest the assets of the Variable Account into a Fund. LNL will give the Owner written notice of the elimination and substitution of any Fund within fifteen days after such substitution occurs.

LNL will use each Net Purchase Payment allocated to the Variable Account by the Owner to buy Accumulation Units in the Variable Sub-account(s) selected by the Owner. The number of Accumulation Units bought will be determined by dividing the amount directed to the Variable Sub-account by the dollar value of an Accumulation Unit in such Variable Sub-account next determined, immediately following receipt of the Net Purchase Payment at the Home Office of LNL. The number of Accumulation Units held for the Variable Account of an Owner will not be changed by any change in the dollar value of Accumulation Units in any Variable Sub-account.

2.04 VALUATION OF ACCUMULATION UNITS

The value of the Variable Account at any time prior to the Annuity Commencement Date equals the sum of the values of the Accumulation Units credited in the Variable Sub-accounts under the Contract.

The value of a Variable Sub-account on any Valuation Date is the number of Accumulation Units in the Variable Sub-account multiplied by the value of an Accumulation Unit in the Variable Sub-account.

Accumulation Units for each Variable Sub-account are valued separately. Initially, the value of an Accumulation Unit was arbitrarily established at the inception of the Variable Sub-account. It may increase or decrease from Valuation Period to Valuation Period. The Accumulation Unit value for a Variable Sub-account for any later Valuation Period is determined as follows:

a. The total value of Fund or Series shares held in the Variable
   Sub-account is calculated by multiplying the number of Fund or Series shares owned by the Variable Sub-account at the beginning of the Valuation Period by the Net Asset Value Per Share of the Fund or Series at the end of the Valuation Period, and adding any dividend or other distribution of the Fund or Series if an ex-dividend date occurs during the Valuation Period; minus

b. The liabilities of the Variable Sub-account at the end of the Valuation Period (such liabilities include daily charges imposed on the Variable Sub-account, and may include a charge or credit with respect to any taxes paid or reserved for by LNL that LNL determines as a result of the operation from the Variable Account); the result divided by

c. The outstanding number of Accumulation Units in the Variable Sub-account at the beginning of the Valuation Period.

The daily charges imposed on a Variable Sub-account for any Valuation Period represent the daily mortality and expense risk charge and the daily administrative charge adjusted for the number of calendar days in the Valuation Period. On an annual basis, these charges will not exceed 0.69%. For any period in which the Enhanced Guaranteed Minimum Death Benefit (see
Section 2.14) is not in effect, these charges will not exceed 0.60% on an annual basis. The Accumulation Unit value may increase or decrease the dollar value of benefits under the Contract. The dollar value of benefits will not be adversely affected by expenses incurred by LNL.

2.05 GUARANTEED INTEREST ACCOUNT

Net Purchase Payments under the Contract may be allocated to the Guaranteed Interest Account. The Guaranteed Interest Account is for the exclusive


Form 29266                              Page 6
benefit of persons entitled to receive benefits under market value adjusted annuity contracts issued by LNL. The Guaranteed Interest Account will not be charged with the liabilities arising from any other part of LNL's business.

The Owner may direct Net Purchase Payments under the Contract to any of the available Guaranteed Period Sub-accounts, subject to the following limitations:

1) The allocation to a Guaranteed Period Sub-account must be at least $20.

2) If the Owner elects to direct Net Purchase Payments to a new Guaranteed Period Sub-account not previously selected, that election must be made in writing to LNL or may be made by telephone transfer provided LNL has received the appropriate authorization from the Owner for telephone transfers in accordance with LNL procedures.

3) The amounts allocated to each Guaranteed Period Sub-account will be invested at the Guaranteed Interest Rate in effect on the day the payment or transfer is credited to the Guaranteed Period Sub-account.

The available Guaranteed Periods are shown on the Contract Data page. LNL reserves the right to eliminate any of the Guaranteed Periods shown at any time. LNL may also add one or more new Guaranteed Periods at a later date.

2.06 CREDITING OF INTEREST ON  GUARANTEED INTEREST ACCOUNT

Upon receipt by LNL of each Net Purchase Payment, all of the Net Purchase Payment allocated to the Guaranteed Interest Account will be credited to the Guaranteed Interest Account and allocated to the Guaranteed Period Sub-account(s) selected by the Owner. The value of the Guaranteed Interest Account, if any, at any time, is equal to the sum of the then current values of all Guaranteed Period Sub-accounts with respect to this Contract before any applicable Market Value Adjustment.

Prior to the earlier of:

a.  the Annuity Commencement Date;

b.  payment of any Death Benefit; or

c.  surrender of this Contract;

LNL guarantees that it will credit interest on amounts allocated to the Guaranteed Interest Account at an effective annual rate not less than 3.0% during all years. LNL may credit interest at effective annual rates in excess of 3.0% at any time.

Guaranteed Periods.

The initial Guaranteed Period(s), if any, is selected by the Owner for each Net Purchase Payment and each amount transferred in accordance with Section
2.09. Each Net Purchase Payment or the portion thereof (or amount transferred in accordance with Section 2.09) allocated to a particular Guaranteed Period Sub-account will earn interest at the specified Guaranteed Interest Rate in effect on the day the payment or transfer is credited. The initial Guaranteed Period(s) begins on the date a Net Purchase Payment is accepted into that Guaranteed Period Sub-account (or, in the case of a transfer, on the effective date of the transfer) and ends on the Expiration Date for each duration selected.

Each Guaranteed Period Sub-account will have an associated Guaranteed Interest Rate and Expiration Date, and will be treated separately from other Guaranteed Period Subaccounts for purposes of determining any Market Value Adjustment. As a result of additional Net Purchase Payments and transferred amounts, Guaranteed Period Sub-accounts for Guaranteed Periods of the same duration may have different Guaranteed Interest Rates, Ex-piration Dates, and Market Value Adjustments.

LNL will send written notice to the Owner, to the last address known to LNL, regarding each up-coming expiration of a Guaranteed Period. LNL will send this notice at least 60 days prior to the Expiration Date of such Guaranteed Period. If available, a subsequent Guaranteed Period of the same duration will begin automatically upon the expiration of the preceding Guaranteed Period unless LNL receives, in writing prior to the expiration of such Guaranteed Period, an election by the Owner of a different currently available Guaranteed Period; or instructions to transfer all or a portion of the value in the applicable Guaranteed Period Sub-account to one or more of the Variable Sub-accounts or DCA Fixed Account in accordance with the transfer provision as described in Section 2.09. If only a portion is transferred, any remaining amounts will automatically be invested in a subsequent Guaranteed Period Sub-account of the same duration as the previous Guaranteed Period Sub-account unless otherwise instructed by the Owner. In the event the preceding Guaranteed Period is no longer available and no election or instructions have been received from the Owner, all or the remaining portion of value in the Guaranteed Period Subaccount will be transferred to a one year Guaranteed Period.


Form 29266                             Page 7

GUARANTEED INTEREST RATE.

LNL will establish the applicable effective annual Guaranteed Interest Rate that will be credited for each Guaranteed Period Sub-account at the beginning of that Guaranteed Period. Interest will be credited daily. The interest rate will be guaranteed for the duration of the applicable Guaranteed Period, and will never be less than 3.0%. Subsequent Guaranteed Interest Rate(s) will be determined at the beginning of subse-quent Guaranteed Period(s) and may be higher or lower than the previous interest rate, but will never be less than 3.0%.

2.07 DCA FIXED ACCOUNT

Net Purchase Payments under the Contract may be allocated to the DCA Fixed Account of this Contract. Interest will be credited daily on all Net Purchase Payments and transferred amounts that are allocated to the DCA Fixed Account.

Prior to: the Annuity Commencement Date; payment of any Death
Benefit, or surrender of this Contract; whichever occurs first, LNL guarantees that it will credit interest on amounts allocated to the DCA Fixed Account at an effective annual rate not less than 3.0% during all years. LNL may credit interest at effective annual rates in excess of 3.0% at any time.

2.08 AUTOMATIC NONFORFEITURE OPTION

In the event that Gross Purchase Payments are discontinued, this Contract will continue until the earlier of:

a.  the Maturity date;

b.  surrender of this Contract;

c.  payment of any Death Benefit; or

d.  the Annuity Commencement Date.

Gross Purchase Payments may be re-sumed at any time prior to the earlier of:

a.  the Maturity Date;

b.  surrender of this Contract;

c.  payment of any Death Benefit; or

d.  the Annuity Commencement Date.

LNL reserves the right to surren-der this Contract in accordance with the terms set forth in the nonforfeiture law, applicable in your state, for individual deferred annuities.

2.09 TRANSFERS

Prior to the earlier of:

a.  the Maturity Date;

b.  surrender of the Contract;

c.  payment of any Death Benefit; or

d.  the Annuity Commencement Date;

the Owner may direct a transfer of Contract Value;

a. from one Variable Sub-account to another Variable Sub-account, or to a Guaranteed Period Sub-account, or to the DCA Fixed Account; or

b. from one Guaranteed Period Sub-account to another Guaranteed Period Sub-account, or to a Variable Sub-account, or to the DCA Fixed Account; or

c. from the DCA Fixed Account to a Variable Sub-account or to a Guaranteed Period Sub-account;

subject to the limitations described below. Such a transfer request must be made in writing to LNL or may be made by telephone provided LNL has received the ap-propriate authorization from the Owner for telephone transfers in accordance with LNL procedures.

A transfer between Variable Sub-accounts will result in the redemption of Accumulation Units in one Variable Sub-account and the purchase of Accumulation Units in the other Variable Sub-account. Such a transfer will be accomplished at Accumulation Unit values as of the Valuation Date the transfer request is received in the Home Office. The valuation of Accumulation Units is described in Section 2.04.

LNL reserves the right to impose a charge in the future for transfers between Variable Sub-accounts.

The minimum transfer amount is the lesser of $300 or the entire amount in the Variable Sub-account, or any Guaranteed Period Sub-account, or the DCA Fixed Ac-count.

If, after the transfer, the amount remaining in:

a.  The Variable Sub-account;

b.  any Guaranteed Period Sub-account; or

c.  the DCA Fixed Account;

from which the transfer is taken is less than $300, the entire amount held in that Variable Sub-account, any Guaranteed Period Sub-account, or the DCA Fixed Ac-count will be transferred with the transfer amount.


Form 29266                             Page 8

There are no restrictions on the maximum amount which may be transferred from a Variable Sub-account(s). Only one transfer will be allowed from a Guaranteed Period Sub-account(s) and the DCA Fixed Account in any 12 month period. The amount available for transfer is limited to 25% of the value of the Guaranteed Period Sub-account(s) or DCA Fixed Account. These restrictions do not apply to a transfer at the Expiration Date of the Guaranteed Period Sub-account(s) or to the automatic DCA transfers. For transfers from a Guaranteed Period Sub-account(s), a Market Value Adjustment will apply at any time other than as specified in Section 2.12.

Transfers cannot be made during the first 30 days after the Contract Date and no more than six transfers will be allowed in any Contract Year (excluding automatic DCA transfers). LNL reserves the right to waive or modify any of these restrictions.

2.10 WITHDRAWAL OPTION

A withdrawal will be effective as of the Valuation Date on which LNL receives a written request at its Home Office.

The minimum withdrawal is $300. LNL reserves the right to surrender this Contract if any withdrawal reduces the total Contract Value to a level at which this Contract may be surrendered in accordance with applicable law for individual deferred annuities.

The request should specify from which Variable Sub-account or Guaranteed Period Sub-account the withdrawal will be made. If none is specified, LNL will withdraw the amount requested on a pro-rata basis from each Variable Sub-account, each Guaranteed Period, and the DCA Fixed Account. Within each Guaranteed Period, a withdrawal will be made from Guaranteed Period Subaccounts on a first-in, first-out basis. If a withdrawal is taken from a Guaranteed Period Sub-account, a Market Value Adjustment will apply at any time other than as specified in Section 2.11.

Any cash payment will be mailed from LNL's Home Office within seven days after the date of with-drawal; however, LNL may be permitted to defer such payment under the Investment Company Act of 1940, as in effect at the time such request for withdrawal is received by LNL.

The Withdrawal Option is not available after the Annuity Commencement Date.

2.11 SURRENDER OPTION

The Owner may surrender this Contract for its surrender value. On surrender, this Contract terminates. Surrender will be effective on the Valuation Date on which LNL receives a written request at its Home Office. The surrender value will be the value of all the variable Accumulation Units attributable to this Contract plus the value of the Guaranteed Interest Account adjusted by any applicable Market Value Adjustments (see Section 2.12) and the value of the DCA Fixed Account.

Any cash payment will be mailed from LNL's Home Office within seven days after the date of surrender; however, LNL may be permitted to defer such payment under the Investment Company Act of 1940, as in effect at the time a request for surrender is received by LNL.

The Surrender Option is not avail-able after the Annuity Commence-ment Date.

2.12 MARKET VALUE ADJUSTMENT

Any transfer, withdrawal, surrender, or annuitization from a Guaranteed Period Sub-account occurring at any time other than an Expiration Date or during the time period for examining the contract (as set forth on the face page of this Contract) will be subject to a Market Value Adjustment. Amounts payable as a Death Benefit will not be subject to a Market Value Adjustment.

The amount payable on such transfer, withdrawal, surrender, or annuitization will be adjusted up or down by the application of the Market Value Adjustment. The amount of transfer, withdrawal, surrender, or annuitization is multiplied by a Market Value Adjustment factor to determine the actual amount of the transfer, withdrawal, surrender, or annuitization. LNL guarantees that the value available from any Guaranteed Period Sub-account, after the application of any appro-priate Market Value Adjustment(s), will be at least equal to the Net Purchase Payments made to that Guaranteed Period Sub-account, decreased by partial withdrawals and premium tax, if applicable, made from that Guaranteed Period Sub-account. The Market Value Adjustment factor is defined as:

                         N
                  (1 + A)
                ---------
                         N
                  (1 + B)

where:

A is an index rate determined at the beginning of the applicable  Guaranteed
  Period based on the Treasury Constant Maturity Series (published by the Federal Reserve) for a security with time to maturity equal to the applicable Guaranteed Period.
B is an index rate determined at the time of transfer, withdrawal, surrender, or annuitization based on the Treasury Constant Maturity Series (published by the Federal Reserve) for a security with time to maturity equal to the applicable Guaranteed Period, plus a factor of 0.0025.


Form 29266                             Page 9

N is the number of years remaining in the applicable Guaranteed Period
  (E.G.  1 year and 73 days = 1 + (73 divided by 365) = 1.2 years).

Straight-line interpolation is used for periods to maturity not quoted.

2.13 SALES CHARGES

A Sales Charge, as described on the Contract Data Pages, will apply to all initial and subsequent Gross Purchase Payments paid into this Contract. This charge is taken as a percentage of the Gross Purchase Payment and is based on the amount of the Owner's Investment at the time of each Gross Purchase Payment.

The Owner's Investment is determined at a given time, in accordance with LNL procedures, as the sum of:

a. The account values for any of the following individual LNL contracts owned by an Eligible Owner (defined below) marketed under the names of:
    The American Legacy Variable Annuity, American Legacy II Variable Annuity, American Legacy III Var- iable Annuity, or American Legacy Shareholder's Advantage Variable Annuity; plus

b. The amount (in dollars) of an Eligible Owner's investment in existing mutual funds in The American Funds Group in accordance with the procedures established by the American Funds Group; plus

c. The amount of the current Gross Purchase Payment made into this Contract.

An Eligible Owner includes the Owner of this Contract, the spouse of the Owner of this Contract, and a child under the age of 21 of the Owner of this Contract.

2.14 DEATH BENEFITS

BEFORE THE ANNUITY COMMENCEMENT DATE.

ENTITLEMENT.

If there is a single Owner, upon the death of the Owner LNL will pay a Death Benefit to the designated Beneficiary(s) in accordance with the terms of
Article 4. If the designated Beneficiary of the Death Benefit is the surviving spouse of the deceased Owner, the designated Beneficiary may elect to continue the Contract as the new Owner in lieu of receiving the Death Benefit. Upon the death of the designated Beneficiary who continues the Contract as the new Owner, LNL will pay a Death Benefit to the designated Beneficiary(s) in accordance with the terms of Article 4.

If there are Joint Owners, upon the death of the first Joint Owner, LNL will pay a Death Benefit to the surviving Joint Owner. The surviving Joint Owner, as the spouse of the deceased Joint Owner, may elect to continue the Contract as sole Owner in lieu of receiving the Death Benefit. Upon the death of the Joint Owner who continues the Contract, LNL will pay a Death Benefit to the designated Beneficiary(s) in accordance with the terms of Article 4.

The Death Benefit will be paid if LNL is in receipt of:

a.  Proof of death acceptable to LNL;

b. written authorization for payment; and

c.  all claim forms, fully completed.

Due proof of death may be a certified copy of a death certificate, a certified copy of the statement of death from the attending physician, a certified copy of a decree of a court of competent jurisdiction as to the findings of death, or any other proof of death acceptable to LNL.

All Death Benefit payments will be subject to the laws and regulations governing death benefits.

Notwithstanding any provision of this Contract to the contrary, no payment of Death Benefits provided under the Contract will be allowed that does not satisfy the requirements of Code Section 72(s) or 401(a)(9) as applicable, as amended from time to time.

DETERMINATION OF AMOUNTS.

This Contract provides a Death Benefit called the Enhanced Guaranteed Minimum Death Benefit (EGMDB), if in effect. If the EGMDB was not available at issue or was terminated, then the Death Benefit is equal to the Guarantee of Principal.

The EGMDB is equal to the greater of:

a. the current Contract Value as of the Valuation Date on which the death claim is approved by LNL for payment; or

b. the highest Contract Value on any policy anniversary date (including the inception date) on ages up to, and including, the Owner's age 75 (if there are Joint Owners this is youngest Joint Owner's age); increased by Net Purchase Payments subsequent to such anniversary date on which the highest Contract Value is obtained, and decreased by partial withdrawals (without regard to Market Value Adjustments), and premium tax (if applicable) made, effected, or incurred subsequent to such anniversary date on which the highest Contract Value is obtained.

The Guarantee of Principal is equal to the greater of:


Form 29266                             Page 10

a. the current Contract Value as of the Valuation Date on which the death claim is approved by LNL for payment; or

b. the sum of all Net Purchase Payments minus withdrawals (without regard to Market Value Adjustments) and premium tax (if applicable) incurred.

The EGMDB will not be in effect if this Contract is issued to an Owner with an attained age of 75 or greater at issue (or if issued to Joint Owners where youngest age is 75 or greater at issue ). Under these circumstances, there will be no EGMDB provided and the Death Benefit is equal to the Guarantee of Principal.

The EGMDB will only be in effect, unless terminated by the Owner, for Non-Qualified Contracts and Contracts sold as Individual Retirement Annuities
(IRA) under Code Section 408(b) and Roth Indi-vidual Retirement Annuities under Code Section 408A. For all other Contracts the EGMDB will not be in effect and the Death Benefit is equal to the Guarantee of Principal.

If the Contract is continued by the surviving spouse, the EGMDB will continue, if it was in effect at the time of death of the original Owner, unless subsequently terminated by the surviving spouse. A surviving spouse who continues the Contract cannot add the EGMDB to the Contract.

At any time prior to the Annuity Commencement Date, an Owner may choose to terminate the EGMDB by giving written notice to LNL, and the Contract will then have no EGMDB. The EGMDB will terminate on the next Valuation Date following receipt of the written notice in the LNL Home Office and the Death Benefit will then be the Guarantee of Principal. Termination of the EGMDB by the Owner or surviving spouse who assumed the Contract will be permanent and final.

If the Owner is a corporation or other non-individual (non-natural person), the death of the Annuitant will be treated as the death of the Owner. The EGMDB, if applicable, will apply on the death of the Annuitant only in this situation.

PAYMENT OF AMOUNTS.

The Death Benefit payable on the death of the Owner, or after the death of the first Joint Owner, or upon the death of the spouse who continues the Contract as the new Owner, will be distributed to the designated
Beneficiary(s) as follows:

a. the Death Benefit must be completely distributed within five years of the Owner's date of death; or

b. the designated Beneficiary may elect, within the one year period after the Owner's date of death, to receive the Death Benefit in substantially equal installments over the life of such designated Beneficiary or over a period not extending beyond the life expectancy of such designated Beneficiary; provided that such distributions begin not later than one year after the Owner's date of death.

If a lump sum settlement is elected, the proceeds will be mailed within seven days of approval by LNL of the claim. This payment may be postponed as permitted by the Investment Company Act of 1940.

ON OR AFTER THE ANNUITY COMMENCE-MENT DATE.

If the Owner dies on or after the Annuity Commencement Date, any remaining annuity benefit payments will continue to be distributed under the Annuity Payment Option then in effect. All of the Owner's rights granted by the Contract will pass to the Joint Owner, if any; otherwise to the Beneficiary. If there is no named Beneficiary at the time of the Owner's death, then the Owner's rights will pass to the Annuitant, if still living; otherwise to the Joint Annuitant, if applicable. If no named Beneficiary, Annuitant, or Joint Annuitant survives the Owner, any remaining an-nuity benefit payments will continue to the Owner's estate.

2.15 DEATH OF ANNUITANT

BEFORE THE ANNUITY COMMENCEMENT DATE.

If the Annuitant is also the Owner or a Joint Owner, then the Death Benefit paid will be subject to the Contract provisions regarding death of the Owner. If the surviving spouse of the Owner/Annuitant assumes the Contract, the Contingent Annuitant becomes the Annuitant. If no Contingent Annuitant is named, the surviving spouse becomes the Annuitant.

If an Annuitant who is not the Owner or Joint Owner dies, then the Contingent Annuitant, if any, becomes the Annuitant. If no Contingent Annuitant is named, the Owner (or the younger of the Joint Owners) becomes the Annuitant.

ON OR AFTER THE ANNUITY COMMENCE-MENT DATE.

On receipt of due proof of death, as described in Section 2.14, of the Annuitant or both Joint Annuitants, any remaining annuity benefit payments under the Annuity Payment Option will be paid to the Owner if living; otherwise, to the Beneficiary. If there is no Beneficiary, any remaining annuity benefit payments will continue to the estate of the Annuitant.

Form 29266                             Page 11

ARTICLE 3
ANNUITY PAYMENT OPTIONS

3.01 ANNUITY BENEFIT PAYMENTS

An election to receive annuity benefit payments under an Annuity Payment Option must be made by the Maturity Date.

If an Annuity Payment Option is not chosen prior to the Maturity Date, annuity benefit payments will commence to the Owner on the Maturity Date under the Annuity Payment Option providing a Life Annuity with annuity benefit payments guaranteed for 10 years.

The Maturity Date is set forth on the Contract Data Pages. Upon written request by the Owner and any Beneficiary who cannot be changed, the Maturity Date may be deferred. Gross Purchase Payments may be made until the new Maturity Date.

3.02 CHOICE OF ANNUITY PAYMENT OPTION

Prior to the Annuity Commencement Date, the Owner or a Beneficiary entitled to a Death Benefit in a lump sum may choose or change any Annuity Payment Option. A choice of or change to an Annuity Payment Option must be made in writing to LNL. For a 100% fixed annuity benefit payment, the Annuity Commencement Date must be at least thirty days prior to the time that annuity benefit payments are to begin. If any portion of the annuity benefit payment will be on a variable basis, the first payment will be made fourteen days after the Annuity Commencement Date. The Annuity Payment Option chosen by the Beneficiary must meet the requirements of Section 72(s) or 401(a)(9) of the Code. The Beneficiary who becomes entitled to the Death Benefit and chooses an Annuity Payment Option will become the Owner and Annuitant.

3.03 ANNUITY PAYMENT OPTIONS


1) Life Annuity/Life Annuity with Guaranteed Period--Annuity benefit payments will be made for the lifetime of the Annuitant with no certain period, or life and a 10 year certain period, or life and a 20 year certain period.

2) Unit Refund Life Annuity -- Variable annuity benefit payments will be made for the lifetime of the Annuitant with the guarantee that upon death, if:

   a) the number of Annuity Units initially purchased (determined by dividing the total dollar amount applied to purchase this option by the Annuity Unit Value on the Annuity Commencement Date) is greater than;

   b) the number of Annuity Units paid as part of each variable annuity benefit payment multiplied by the number of annuity benefit payments paid prior to death;

then a refund payment equal to the number of Annuity Units determined by (a) minus (b) will be made. The refund payment value will be determined using the Annuity Unit Value on the Valuation Date on which the death claim is approved by LNL for payment after LNL is in receipt of:

   a.  proof of death acceptable to LNL;

   b.  written authorization for payment; and

   c.  all claim forms, fully completed.

3) Cash Refund Life Annuity--Fixed annuity benefit payments will be made for the lifetime of the Annuitant with the guarantee that upon death, if:

   a) the total dollar amount applied to purchase this option is greater than;

   b) the fixed annuity benefit payment multiplied by the number of annuity benefit payments paid prior to death;

then a refund payment equal to the dollar amount of (a) minus (b) will be made after the death claim is approved by LNL for payment and LNL is in re-ceipt of:

   a.  proof of death acceptable to LNL;

   b.  written authorization for payment; and

   c.  all claim forms, fully completed.

4) Joint Life Annuity/Joint Life Annuity with Guaranteed Period--Annuity benefit payments will be made during the joint life of the Annuitant and a Joint Annuitant of the Owner's choice. Annuity benefit payments continue for the life of the survivor at the death of the Annuitant or Joint Annuitant. Annuity benefit payments will be made for life with no certain period, or life and a 10 year certain period, or life and a 20 year certain period.

5) Other Annuity Payment Options may be available as agreed upon in writing by LNL.

At the time an Annuity Payment Option is selected under the provisions of this Contract, the Owner may elect to have the total Contract Value, adjusted by any applicable Market Value Adjustments, applied to provide a variable annuity benefit payment, a fixed annuity benefit payment, or a combination fixed and variable annuity benefit payment. If any value in the Guaranteed Interest Account is used to provide a fixed annuity benefit, this amount will be withdrawn from the Guaranteed Interest Account and the fixed annuity benefit payments will be provided by the


Form 29266                        Page 12

General Account. If no election is made, the value of the Owner's Variable Account will be used to provide a variable annuity benefit payment, and the value of the Owner's Guaranteed Interest Account and DCA Fixed Account will be used to provide a fixed annuity benefit payment. Amounts withdrawn from the Guaranteed Interest Account will be subject to a Market Value Adjustment unless otherwise specified in Section 2.12.

The amount of annuity benefit payments will depend on the age and sex (except in cases where unisex rates are required) of the Annuitant as of the Annuity Commencement Date. A choice may be made to receive annuity benefit payments once each month, four times each year, twice each year, or once each year.

3.04 THE AMOUNT OF THE ANNUITY BENEFIT PAYMENT

The Contract Value, adjusted by any applicable Market Value Adjustment, and the Annuity Unit value used to effect annuity benefit payments will be calculated as of the Annuity Commencement Date.

Article 6 of this Contract illustrates the minimum annuity benefit payment amounts and the age adjustments which will be used to determine the first monthly annuity benefit payment under a variable Annuity Payment Option. The tables show the dollar amount of the first monthly annuity benefit payment which can be purchased with each $1,000 of Contract Value, adjusted by any applicable Market Value Adjustments, after deduction of any applicable premium taxes. Amounts shown use the 1983 'a' Individual Annuity Mortality Table, modified, with an assumed rate of return of 4% per year.

Article 7 of this Contract illustrates the minimum annuity benefit payment amounts and the age adjustments which will be used to determine the monthly annuity benefit payments under a fixed Annuity Payment Option. The tables show the dollar amount of the guaranteed monthly annuity benefit payments which can be purchased with each $1,000 of Contract Value, adjusted by any applicable Market Value Adjustments, after deduction of any applicable premium taxes. Amounts shown use the 1983 'a' Individual Annuity Mortality Table, modified, with an interest rate of 3.0% per year and a 2.0% expense load.

3.05 DETERMINATION OF THE AMOUNT OF VARIABLE ANNUITY BENEFIT PAYMENTS AFTER THE FIRST PAYMENT

The first variable annuity benefit payment is subdivided into components where each of them represents the product of:

a. the percentage elected by the Contract Owner of a specific Variable Sub-account; and

b.  the entire first variable annuity benefit payment.

On the Annuity Commencement Date, the Contract is credited with Annuity Units for each Variable Sub-account. The number of Annuity Units credited is computed by dividing the component of the first annuity benefit payment attributable to a specific Variable Sub-account by the Annuity Unit value for that Variable Sub-account. Each component of each variable annuity benefit payment after the first payment attributable to a specific Variable Sub-account will be determined by multiplying the Annuity Unit value for that Variable Sub-account on the monthly, quarterly, semi-annual, or annual anniversary of the Annuity Commencement Date by the number of Annuity Units attributable to that Variable Sub-account. The total variable annuity benefit payment will be the sum of the payments attributable to each Variable Sub-account. In the absence of transfers between Variable Sub-accounts, the number of Annuity Units attributable to each Variable Sub-account remains constant, although the Annuity Unit values will vary with the investment performance of the Funds. The Annuity Unit Value may increase or decrease the dollar value of benefits under the Contract.

The Annuity Unit value for any Valuation Period for any Variable Sub-account is determined by multiplying the Annuity Unit value for the immediately preceding Valuation Period by the product of (a) 0.9998926 raised to a power equal to the number of days in the current Valuation Period and (b) the Accumulation Unit value of the same Variable Sub-account for this Valuation Period divided by the Accumulation unit value of the same Variable Sub-account for the immediately preceding Valuation Period.

LNL will value all assets in the Variable Sub-account in accordance with the provisions of applicable laws, rules, and regulations. The determination by LNL of the value of an Accumulation Unit or of an Annuity Unit, consistent with the above-described methodology, will be binding on all parties to this Contract.

LNL guarantees that the dollar amount of each annuity benefit payment after the first will not be affected by variations in mortality experience from mortality assumptions on which the first payment is based.

After the Annuity Commencement Date, if any portion of the annuity benefit payment is a variable annuity benefit payment, the Owner may direct a transfer of assets from one Variable Sub-account to another Variable Sub-account or to a fixed annuity benefit payment. Such transfers will be limited to three (3) times per Contract Year. Assets may not be transferred from a fixed annuity benefit payment to a variable annuity benefit payment.

A transfer from one Variable Sub-account to another Variable Sub-account will result in the purchase of Annuity Units in one Variable Sub-account and the redemption of Annuity Units in the other Variable Sub-account. Such a transfer will be accomplished


Form 29266                        Page 13
at Annuity Unit values as of the Valuation Date the transfer request is received. The valuation of Annuity Units is described above. A transfer from one Variable Sub-account to a fixed annuity benefit payment will result in the redemption of Annuity Units in one Variable Sub-account and the purchase of a minimum fixed annuity benefit payment based on the tables in
Article 7.

3.06 PROOF OF AGE

Payment will be subject to proof of age that LNL will accept such as a certified copy of a birth certificate.

3.07 MINIMUM ANNUITY BENEFIT PAYMENT REQUIREMENTS

If the Annuity Payment Option chosen results in annuity benefit payments of less than $50 per Variable Sub-account, the frequency will be changed so that annuity benefit payments will be at least $50.

For the purposes of this Section 3.07, the fixed annuity benefit payment of the Contract is considered a Variable Sub-account.

3.08 EVIDENCE OF SURVIVAL

LNL has the right to ask for proof that the person on whose life the annuity benefit payment is based is alive when each annuity benefit payment is due.

3.09 CHANGE IN ANNUITY PAYMENT OPTION

The Annuity Payment Option may not be changed after the Annuity Commencement
Date.

ARTICLE 4
BENEFICIARY

4.01 DESIGNATION

The Owner may designate a Beneficiary(s). Unless otherwise stated in the Beneficiary designation, if there is more than one Beneficiary, they are presumed to share equally.

Upon the Owner's death, the surviving Joint Owner, if any, will be treated as the primary, designated Beneficiary. Any other Beneficiary designation on record at the time of death will be treated as a contingent beneficiary.

If a surviving spouse continues the Contract after the death of the Owner, the remaining Beneficiaries move up, in the order of their original designation, to replace the spouse as original Beneficiary, unless the Beneficiary designation is subsequently changed by the surviving spouse as the new Owner.

4.02 CHANGE

The Owner may change any Beneficiary unless otherwise provided in the previous designation. A change of Beneficiary will revoke any previous designation.

A change may be made by filing a written request, in a form acceptable to LNL, at its Home Office. The change will become effective upon receipt of the written request by LNL at its Home Office. LNL reserves the right to request the Contract for endorsement of the change.

4.03 DEATH

Unless otherwise provided in the Beneficiary designation, if any Beneficiary dies before the Owner, that Beneficiary's interest will go to any other Beneficiaries named, according to their respective interests. If there are no Beneficiaries, the Beneficiary's interest will pass to a Contingent Beneficiary(s), if any. Prior to the Annuity Commencement Date, if no Beneficiary or Contingent Beneficiary survives the Owner, the Death Benefits will be paid to the Owner's estate.

Once a Beneficiary is receiving Death Benefits or annuity benefit payments, the Beneficiary may name his or her own Beneficiary(s) to receive any remaining benefits due under the Contract, should the original Beneficiary die prior to receipt of all benefits. If no such Beneficiary is named or the named Beneficiary predeceases the original Beneficiary, any remaining benefits will continue to the original Beneficiary's estate. A Beneficiary designation must be made in writing to the LNL Home Office in a form acceptable to LNL.

ARTICLE 5
GENERAL PROVISIONS

5.01 THE CONTRACT

The Contract and any riders attached constitute the entire Contract. Only the President, a Vice President, the Secretary or an Assistant Secretary of LNL has the power, on behalf of LNL, to change, modify, or waive any provisions of this Contract.

LNL reserves the right to unilaterally change the Contract for the purpose of keeping the Contract in compliance with federal or state law.

Any changes, modifications, or waivers must be in writing. No representative or person other than the above named officers has authority to change or modify this Contract or waive any of its provisions. All terms used in this Contract will have their usual and customary meaning except when specifically defined.


Form 29266                        Page 14

5.02 OWNERSHIP

The Owner is the person who has the ability to exercise the rights within this Contract.

The Owner may only name his or her spouse as a Joint Owner. Joint Owner(s) will be treated as having equal, undivided interests in the Contract, including rights of survivorship. Either Joint Owner, independently of the other, may exercise any ownership rights in the Contract.

Prior to the Annuity Commencement Date, the Owner has the right to change the Annuitant at any time by notifying LNL in writing of the change. The Annuitant may not be changed in a Contract owned by a non-natural person.
The Owner may also name a Contingent Annuitant by notifying LNL in writing. The Contingent Annuitant designation is no longer applicable after the Annuity Commencement Date.

5.03 ASSIGNMENTS

If this Contract is used with a Qualified Plan, the Contract will not be transferable. In addition, it may not be sold, assigned, discounted or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose.

5.04 INCONTESTABILITY

This Contract will not be contested by LNL.

5.05 MISSTATEMENT OF AGE AND/OR SEX

If the age and/or sex of the Annuitant has been misstated, the benefits available under this Contract will be those which the Contract Value would have purchased using the correct age and/or sex. Any underpayment already made by LNL will be made up immediately and any overpayments already made by LNL will be charged against the annuity payments falling due after the correction is made.

5.06 NONPARTICIPATING

The Contract is nonparticipating and will not share in the surplus earnings of LNL.

5.07 VOTING RIGHTS

The Owner will have a right to vote at the meetings of the Series. Ownership of this Contract will not entitle any person to vote at any meeting of shareholders of LNL. Votes attributable to the Contract will be cast in conformity with applicable law.

5.08 OWNERSHIP OF THE ASSETS

LNL will have exclusive and absolute ownership and control of its assets, including all assets in the Variable Account and Guaranteed Interest Account.

5.09 REPORTS

Prior to the Annuity Commencement Date, at least once each Contract Year LNL will mail a report to the Owner. The report will be mailed to the last address known to LNL. The report will include a statement of the number of Accumulation Units credited to the Variable Account under this Contract and the dollar value of such units as well as a statement of the value of the Guaranteed Interest Account and DCA Fixed Account of this Contract. The information in the report will be as of a date not more than two months prior to the date of mailing the report. LNL will also mail to the Owner at least once in each Contract Year a report of the investments held in the Variable Sub-accounts under this Contract.

5.10 PREMIUM TAX

State and local government premium tax, if applicable, will be deducted from Gross Purchase Payments or Contract Value. This will be deducted when incurred by LNL or at another time of LNL's choosing.

5.11 MAXIMUM ISSUE AGE

This Contract will not be issued to Owners over the age of 90. This also applies to each Joint Owner, if any.


Form 29266                        Page 15


                                   ARTICLE 6
      ANNUITY PURCHASE RATES UNDER A VARIABLE PAYMENT OPTION

   +---------------------------------------------------------------------+
   |           DOLLAR AMOUNT OF FIRST MONTHLY PAYMENT WHICH IS           |
   |                  PURCHASED WITH EACH $1,000 APPLIED                 |
   +---------------------------------------------------------------------+
   |                        SINGLE LIFE ANNUITIES                        |
   +---------+--------------+--------------+--------------+--------------+
   |         |       No     |      120     |      240     |              |
   |         |     Period   |     Months   |     Months   |      Unit    |
   |   Age   |    Certain   |    Certain   |    Certain   |     Refund   |
   +---------+--------------+--------------+--------------+--------------+
   |    60   |      $4.83   |      $4.78   |      $4.61   |      $4.62   |
   |    61   |       4.92   |       4.87   |       4.67   |       4.69   |
   |    62   |       5.02   |       4.96   |       4.74   |       4.76   |
   |    63   |       5.13   |       5.05   |       4.80   |       4.84   |
   |    64   |       5.24   |       5.15   |       4.87   |       4.93   |
   |         |              |              |              |              |
   |    65   |       5.36   |       5.26   |       4.93   |       5.02   |
   |    66   |       5.49   |       5.38   |       5.00   |       5.11   |
   |    67   |       5.63   |       5.50   |       5.07   |       5.21   |
   |    68   |       5.78   |       5.62   |       5.13   |       5.31   |
   |    69   |       5.94   |       5.76   |       5.19   |       5.42   |
   |         |              |              |              |              |
   |    70   |       6.11   |       5.90   |       5.25   |       5.53   |
   |    71   |       6.30   |       6.05   |       5.31   |       5.65   |
   |    72   |       6.50   |       6.21   |       5.37   |       5.78   |
   |    73   |       6.73   |       6.37   |       5.42   |       5.91   |
   |    74   |       6.97   |       6.54   |       5.46   |       6.05   |
   |    75   |       7.23   |       6.72   |       5.50   |       6.20   |
   +---------+--------------+--------------+--------------+--------------+
   |                                                                     |
   |                                                                     |
   +---------------------------------------------------------------------+
   |                     JOINT AND SURVIVOR ANNUITIES                    |
   +----------------------------+---------+------------------------------+
   | Joint and Full to Survivor |         | Joint and Two-Thirds Survivor|
   +----------------------------+---------+------------------------------+
   |       Certain Period       |         |        Certain Period        |
   +--------+---------+---------+---------+---------+---------+----------+
   |        |         |         |   Joint |         |         |          |
   |  None  |    120  |    240  |    Age  |   None  |    120  |    240   |
   +--------+---------+---------+---------+---------+---------+----------+
   |  $4.42 |   $4.42 |   $4.38 |    60   |   $4.84 |   $4.79 |   $4.62  |
   |   4.49 |    4.49 |    4.45 |    61   |    4.93 |    4.87 |    4.68  |
   |   4.57 |    4.56 |    4.51 |    62   |    5.03 |    4.96 |    4.74  |
   |   4.65 |    4.64 |    4.58 |    63   |    5.13 |    5.06 |    4.81  |
   |   4.73 |    4.73 |    4.65 |    64   |    5.24 |    5.16 |    4.87  |
   |        |         |         |         |         |         |          |
   |   4.82 |    4.82 |    4.72 |    65   |    5.36 |    5.27 |    4.94  |
   |   4.92 |    4.91 |    4.79 |    66   |    5.49 |    5.38 |    5.00  |
   |   5.03 |    5.02 |    4.87 |    67   |    5.63 |    5.50 |    5.07  |
   |   5.14 |    5.13 |    4.94 |    68   |    5.78 |    5.62 |    5.13  |
   |   5.26 |    5.24 |    5.02 |    69   |    5.94 |    5.75 |    5.19  |
   |        |         |         |         |         |         |          |
   |   5.39 |    5.37 |    5.09 |    70   |    6.11 |    5.89 |    5.25  |
   |   5.53 |    5.50 |    5.16 |    71   |    6.29 |    6.04 |    5.31  |
   |   5.68 |    5.64 |    5.23 |    72   |    6.48 |    6.19 |    5.36  |
   |   5.85 |    5.79 |    5.30 |    73   |    6.69 |    6.35 |    5.41  |
   |   6.02 |    5.94 |    5.36 |    74   |    6.92 |    6.51 |    5.46  |
   |   6.21 |    6.11 |    5.41 |    75   |    7.16 |    6.68 |    5.50  |
   +--------+---------+---------+---------+---------+---------+----------+


   Age Adjustment Table

   Year of Birth       Adjustment to Age     Year of Birth     Adjustment to Age
   -------------       -----------------     -------------     -----------------
   Before 1920               + 2              1960-1969              - 3
    1920-1929                + 1              1970-1979              - 4
    1930-1939                 0               1980-1989              - 5
    1940-1949                - 1              1990-1999              - 6
    1950-1959                - 2                ETC.                ETC.


Form 29266                        Page 16


                                    ARTICLE 7
             ANNUITY PURCHASE RATES UNDER A FIXED PAYMENT OPTION
   +---------------------------------------------------------------------+
   |           DOLLAR AMOUNT OF FIRST MONTHLY PAYMENT WHICH IS           |
   |                  PURCHASED WITH EACH $1,000 APPLIED                 |
   +---------------------------------------------------------------------+
   |                        SINGLE LIFE ANNUITIES                        |
   +---------+--------------+--------------+--------------+--------------+
   |         |       No     |      120     |      240     |              |
   |         |     Period   |     Months   |     Months   |      Cash    |
   |   Age   |    Certain   |    Certain   |    Certain   |     Refund   |
   +---------+--------------+--------------+--------------+--------------+
   |    60   |      $4.42   |      $4.38   |      $4.22   |      $4.18   |
   |    61   |       4.52   |       4.47   |       4.29   |       4.26   |
   |    62   |       4.62   |       4.56   |       4.36   |       4.34   |
   |    63   |       4.73   |       4.66   |       4.43   |       4.42   |
   |    64   |       4.85   |       4.77   |       4.50   |       4.51   |
   |         |              |              |              |              |
   |    65   |       4.97   |       4.89   |       4.57   |       4.60   |
   |    66   |       5.11   |       5.01   |       4.64   |       4.69   |
   |    67   |       5.25   |       5.13   |       4.71   |       4.79   |
   |    68   |       5.41   |       5.27   |       4.78   |       4.90   |
   |    69   |       5.57   |       5.41   |       4.85   |       5.01   |
   |         |              |              |              |              |
   |    70   |       5.75   |       5.56   |       4.91   |       5.13   |
   |    71   |       5.95   |       5.71   |       4.98   |       5.25   |
   |    72   |       6.16   |       5.88   |       5.04   |       5.38   |
   |    73   |       6.38   |       6.05   |       5.09   |       5.52   |
   |    74   |       6.63   |       6.23   |       5.14   |       5.66   |
   |    75   |       6.90   |       6.42   |       5.19   |       5.81   |
   +---------+--------------+--------------+--------------+--------------+
   |                                                                     |
   |                                                                     |
   +---------------------------------------------------------------------+
   |                     JOINT AND SURVIVOR ANNUITIES                    |
   +----------------------------+---------+------------------------------+
   | Joint and Full to Survivor |         | Joint and Two-Thirds Survivor|
   +----------------------------+---------+------------------------------+
   |       Certain Period       |         |        Certain Period        |
   +--------+---------+---------+---------+---------+---------+----------+
   |        |         |         |   Joint |         |         |          |
   |  None  |    120  |    240  |    Age  |   None  |    120  |    240   |
   +--------+---------+---------+---------+---------+---------+----------+
   |  $4.01 |   $4.01 |   $3.98 |    60   |   $4.43 |   $4.38 |   $4.22  |
   |   4.09 |    4.08 |    4.05 |    61   |    4.52 |    4.47 |    4.29  |
   |   4.17 |    4.16 |    4.12 |    62   |    4.63 |    4.57 |    4.36  |
   |   4.25 |    4.25 |    4.19 |    63   |    4.74 |    4.67 |    4.43  |
   |   4.34 |    4.34 |    4.26 |    64   |    4.85 |    4.78 |    4.50  |
   |        |         |         |         |         |         |          |
   |   4.44 |    4.43 |    4.34 |    65   |    4.98 |    4.89 |    4.57  |
   |   4.54 |    4.54 |    4.42 |    66   |    5.11 |    5.01 |    4.64  |
   |   4.66 |    4.64 |    4.50 |    67   |    5.26 |    5.13 |    4.71  |
   |   4.77 |    4.76 |    4.58 |    68   |    5.41 |    5.27 |    4.78  |
   |   4.90 |    4.88 |    4.66 |    69   |    5.57 |    5.41 |    4.85  |
   |        |         |         |         |         |         |          |
   |   5.04 |    5.01 |    4.74 |    70   |    5.75 |    5.55 |    4.91  |
   |   5.18 |    5.15 |    4.82 |    71   |    5.94 |    5.70 |    4.98  |
   |   5.34 |    5.30 |    4.89 |    72   |    6.14 |    5.86 |    5.03  |
   |   5.51 |    5.45 |    4.96 |    73   |    6.35 |    6.03 |    5.09  |
   |   5.69 |    5.62 |    5.03 |    74   |    6.59 |    6.20 |    5.14  |
   |   5.89 |    5.79 |    5.09 |    75   |    6.84 |    6.38 |    5.18  |
   +--------+---------+---------+---------+---------+---------+----------+

   Age Adjustment Table

   Year of Birth       Adjustment to Age     Year of Birth     Adjustment to Age
   -------------       -----------------     -------------     -----------------
   Before 1920               + 2              1960-1969              - 3
    1920-1929                + 1              1970-1979              - 4
    1930-1939                 0               1980-1989              - 5
    1940-1949                - 1              1990-1999              - 6
    1950-1959                - 2                ETC.                 ETC.


Form 29266                        Page 17

                                     ANNUITY
                                    CONTRACT

                 FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY OR

                VARIABLE AND MARKET VALUE ADJUSTED FIXED ANNUITY

                            BENEFIT PAYMENT OPTIONS

                                NONPARTICIPATING




                      If you have any questions concerning
                             this Contract, please
                       contact your Lincoln National Life
                   representative or the Home Office of LNL.




                              THE LINCOLN NATIONAL
                             LIFE INSURANCE COMPANY

                           1300 SOUTH CLINTON STREET
                                 P.O. BOX 2348
                           FORT WAYNE, INDIANA 46801

                                  800-942-5500


Form 29266